UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

Aeries Technology, Inc. (f/k/a Worldwide Webb Acquisition Corp.)

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

60 Paya Lebar Road, #08-13 Paya Lebar Square Singapore	409051
(Address of principal executive offices)	(Zip Code)

(919) 228-6404

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	AERT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AERTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities

On December 12, 2023, Aeries Technology, Inc. (the “Company”) issued 361,338 Class A ordinary shares of the Company, par value $0.0001 per share (the “Shares”), to certain vendors and third parties in lieu of cash as consideration for expenses incurred in connection with its initial business combination. The issuance of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

Aark Singapore Pte. Ltd. and subsidiaries ("AARK") had approved a stock split of its issued and paid-up common stock at a ratio of 1,000-for-1 effective June 14, 2023 (“Stock Split”). Whilst the total paid-up value did not undergo a change; the number of shares, having no par value, underwent a change pursuant to the stock split. On December 11, 2023, the Company concluded it should restate certain of its previously issued carve-out consolidated financial statements of AARK to correct the misreporting of AARK's basic and diluted earnings per share and number of issued and paid-up common stock by appropriately considering the impact of the Stock Split. The previously filed financial statements of AARK that contained the error were reported in the Company’s Current Report on Form 8-K filed on November 13, 2023, its Current Report on Form 8-K/A filed on November 30, 2023 and its initial registration statements on Form S-4 and S-4/A filed in connection with the Company’s initial business combination.

The Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that it is appropriate to restate each of (i) the audited carve-out consolidated financial statements of AARK (as restated) as of and for the years ended March 31, 2023 and March 31, 2022, (ii) the  unaudited condensed carve-out consolidated financial statements of AARK, as of and for the three months ended June 30, 3023, (iii) unaudited condensed carve-out consolidated financial statements of AARK as of and for the six months ended September 30, 2023, (iv) the unaudited pro forma condensed combined financial information of ATI as of and for the six months ended September 30, 2023 and for the year ended December 31, 2022 and March 31, 2023 and (v) the unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2023 and the year ended December 31, 2022 (collectively, the “Relevant Periods”). Considering such restatement, such financial statements, as well as the relevant portions of any communication which describes or are based on such financial statements, should no longer be relied upon. The Company will file an amended Current Report on Form 8-K which will include the restated financial statements for the Relevant Periods. In addition, the audit report on the carve-out consolidated financial statements of AARK as of and for the year ended March 31, 2023 and March 31, 2022, issued by KNAV CPA LLP (formerly known as KNAV P.A.), AARK’s independent registered public accounting firm (the “Independent Accountants”) included in the Company’s Current Report on Form 8-K filed on November 13, 2023 and the Company’s initial registration statements on Form S-4 and S-4/A filed in connection with the Company’s initial business combination should no longer be relied upon.

The Company’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of the Company’s process and controls over financial reporting. Based upon their evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the error was attributable to an absence of communication between different business entities arising from insufficient design and implementation of process and controls over financial reporting. Adequate measures will be implemented to ensure a robust financial reporting environment for the Company to remedy the control deficiencies.

This includes developing and implementing the design of internal controls over financial reporting, strengthen the effectiveness of the design and operations of the Company's internal control environment, and educating the staff. The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP and the Independent Accountants.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2023
AERIES TECHNOLOGY, INC.
A Cayman Islands exempted company

	By:	/s/ Rajeev Nair
	Name:	Rajeev Nair
	Title:	Chief Financial Officer

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